SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2006

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	000-5142	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue, 20th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Genco Shipping & Trading Limited (the “Company”) announced today that it has reached an agreement in principle with Lauritzen Bulkers A/S (“Lauritzen”) to extend its existing time charters for the Genco Reliance, the Genco Explorer, the Genco Sugar, the Genco Pioneer, and the Genco Progress for an additional eleven to thirteen months. Such extension would commence from the earliest redelivery dates under the existing time charters, which are in August and September 2006. The daily charterhire rate for the extension would be $13,500 per vessel, less a 1.25% brokerage commission. The extension is subject to the completion of definitive agreements acceptable to both parties.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the terms and conditions of any definitive agreements that the Company and Lauritzen may enter into for such extension, and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Reports on Form 10-Q, and our reports on Form 8-K.

The information set forth under “Item 7.01 Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                GENCO SHIPPING & TRADING LIMITED

                DATE: May 24, 2006

/s/ John C. Wobensmith John C. Wobensmith
Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

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